Exhibit 99.2

Communications Sales & Leasing, Inc.’s

Unaudited Pro Forma Combined Financial Data

The following unaudited pro forma consolidated financial statements presents Communications Sales & Leasing, Inc.’s (“CS&L” or the “Company”) unaudited pro forma combined statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015, and its unaudited pro forma combined balance sheet as of March 31, 2016.  These statements have been derived from (a)(i) the historical financial statements of CS&L for the period from April 24, 2015 to December 31, 2015; (ii) the historical financial statements of CS&L for the period from January 1, 2016 to March 31, 2016; and (iii) the historical financial statement of the Consumer Competitive Local Exchange Carrier Business (the “Consumer CLEC Business”) for the period from January 1, 2015 to April 24, 2015, all of which were previously filed with the Securities and Exchange Commission (“SEC”); and (b) the historical financial statements of PEG Bandwidth, LLC (“PEG”), which have been previously filed with the SEC or are included elsewhere in this Form 8-K.

The following unaudited pro forma combined financial statements give effect to the acquisition of PEG and the related transactions, including: (i) revolving credit facility borrowings and related interest expense to fund the cash portion of the purchase consideration, (ii) issuance of 1 million shares of the Company’s common stock, $0.0001 par value (“Common Stock”), for purchase consideration, and (iii) issuance of 87,500 shares of the Company’s 3% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) for purchase consideration.  The unaudited pro forma combined financial statements also give effect to our spin-off from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”) and the related transactions for the period prior to the spin-off from Windstream on April 24, 2015, including: (a) the transfer of the Distribution Systems (as defined below) from Windstream to CS&L, (b) rental income associated with the Master Lease between CS&L and Windstream, (c) transport, provisioning and repair services associated with the Wholesale Agreement between CS&L and Windstream, (d) billing and collection services associated with the Master Services Agreement between CS&L and Windstream, and (e) the issuance of $3.65 billion of long-term debt.  The unaudited pro forma combined statements of income assume the spin-off from Windstream and the purchase of PEG occurred on January 1, 2015, and the unaudited pro forma combined balance sheet assumes the purchase of PEG occurred on March 31, 2016.

The pro forma adjustments are based on currently available information and assumptions we believe are reasonable, factually supportable, directly attributable to the spin-off from Windstream and the acquisition of PEG, and for the purposes of the pro forma combined statement of income, are expected to have a continuing impact on us.

Our unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to our unaudited pro forma combined financial statements.  The following unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results we may achieve in future periods or the historical results that would have been obtained had the spin-off from Windstream or acquisition of PEG occurred on January 1, 2015 or as of March 31, 2016, as the case may be.  Our unaudited pro forma combined financial statements also do not give effect to the potential impact of final purchase accounting adjustments, current financial conditions, any anticipated synergies, operating efficiencies, costs savings, or integration costs that may result from the transactions described above.

Our unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of CS&L, the Consumer CLEC Business and PEG and accompanying notes previously filed with the SEC or included elsewhere in this Form 8-K.

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2016

	Historical
(Thousands, except par value)	CS&L	PEG Bandwidth LLC	Pro Forma Adjustments		Pro Forma Combined
Assets:
Net real estate investments	$2,321,124	$-	$-		$2,321,124
Network and other property, net	-	294,513	9,947	(A)	304,460
Cash and cash equivalents	165,340	5,786	6,000	(C)	177,126
Accounts receivable, net	832	6,718	-		7,550
Intangible assets, net	11,190	1,635	33,865	(A)	46,690
Straight-line rent receivable	16,117	-	-		16,117
Goodwill	-	-	124,841	(A)	124,841
Other assets	3,312	5,088	-		8,400
Total Assets	$2,517,915	$313,740	$174,653		$3,006,308

Liabilities and Shareholders’ Deficit:
Accounts payable, accrued expenses and other liabilities	$8,596	$9,461	$-		$18,057
Accrued interest payable	53,340	1,059	(1,059)	(B)	53,340
Deferred revenue	99,260	14,905	-		114,165
Derivative liability	45,869	-	-		45,869
Dividends payable	90,621	-	-		90,621
Deferred income taxes	5,498	-	-		5,498
Capital lease obligations	-	41,231	-		41,231
Notes and other debt	3,503,642	208,320	112,680	(C)	3,824,642
Total liabilities	3,806,826	274,976	111,621		4,193,423

Convertible preferred stock, $87,500 liquidation value	-	-	78,566	(D)	78,566
Redeemable Equity	-	161,031	(161,031)	(E)	-

Common Stock	15	-	-	(D)	15
Additional paid-in capital	3,407	1,921	21,309	(F)	26,637
Accumulated other comprehensive loss	(45,789)	-	-		(45,789)
Distributions in excess of accumulated earnings	(1,246,544)	(124,188)	124,188	(G)	(1,246,544)
Total shareholders' deficit	(1,288,911)	(122,267)	145,497		(1,265,681)
Total Liabilities and Shareholders’ Deficit	$2,517,915	$313,740	$174,653		$3,006,308

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Statement of Income

Three Months Ended March 31, 2016

	Historical
	CS&L	PEG Bandwidth, LLC	Pro Forma		Pro Forma
(Thousands, except per share data)			Adjustments		Combined
Revenues:
Rental revenues	$168,641	$-	$-		$168,641
Service revenues	-	20,260	-		20,260
Consumer CLEC	6,034	-	-		6,034
Total revenues	174,675	20,260	-		194,935
Costs and Expenses:
Interest expense	66,049	6,141	(3,061)	(H)	69,129
Depreciation and amortization	86,340	8,209	615	(I)	95,164
General and administrative expense	5,189	3,755	(159)	(J)	8,785
Operating expenses	4,707	7,577	(8)	(J)	12,276
Other expenses, net	-	19	-		19
Acquisition and transaction related costs	3,910	-	(2,756)	(K)	1,154
Total costs and expenses	166,195	25,701	(5,369)		186,527

Income before income taxes	8,480	(5,441)	5,369		8,408
Income tax expense	444	-	-		444
Net income	8,036	(5,441)	5,369		7,964
Participating securities’ share in earnings	(355)	-	-		(355)
Accretion of preferred units to redemption value	-	(2,758)	2,758	(L)	-
Preferred stock dividends	-	-	(656)	(M)	(656)
Accretion of preferred stock to liquidation value	-	-	(744)	(N)	(744)
Net income applicable to common shareholders	$7,681	$(8,199)	$6,727		$6,209

Earnings per common share:
Basic	$0.05				$0.04
Diluted	$0.05				$0.04

Weighted-average number of common shares outstanding
Basic	149,918		1,000	(O)	150,918
Diluted	149,984		1,000	(O)	150,984

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Unaudited Pro Forma Statement of Income

Year Ended December 31, 2015

	Historical				Historical
	CS&L	Consumer CLEC	Pro Forma		PEG Bandwidth	Pro Forma		Pro Forma
(Thousands, except per share data)	April 24 - December 31, 2015	January 1 - April 24, 2015	CS&L Adjustments		LLC	Adjustments		Combined
Revenues:
Rental revenues	$458,614	$-	$209,424	(P)	$-	$-		$668,038
Service revenues	-	-	-		76,143	-		76,143
Consumer CLEC	17,700	10,149	-		-	-		27,849
Total revenues	476,314	10,149	209,424		76,143	-		772,030
Costs and Expenses:
Interest expense	181,797	-	82,548	(Q)	22,414	(11,083)	(H)	275,676
Depreciation and amortization	238,748	1,283	108,400	(R)	30,888	1,950	(I)	381,269
General and administrative expense	11,208	22	5,026	(S)	14,415	(758)	(J)	29,913
Operating expenses	13,743	5,552	2,328	(T)	31,128	(36)	(J)	52,715
Other expenses, net	-	-	-		619	-		619
Acquisition and transaction related costs	5,210	-	-		-	(3,137)	(K)	2,073
Total costs and expenses	450,706	6,857	198,302		99,464	(13,064)		742,265

Income before income taxes	25,608	3,292	11,122		(23,321)	13,064		29,765
Income tax expense	738	-	463	(U)	-	-		1,201
Net income	24,870	3,292	10,659		(23,321)	13,064		28,564
Participating securities’ share in earnings	(1,152)	-	-		-	-		(1,152)
Accretion of preferred units to redemption value	-	-	-		(10,508)	10,508	(L)	-
Preferred stock dividends	-	-	-		-	(2,625)	(M)	(2,625)
Accretion of preferred stock to liquidation value	-	-	-		-	(2,872)	(N)	(2,872)
Net income applicable to common shareholders	$23,718	$3,292	$10,659		$(33,829)	$18,075		$21,915

Earnings per common share:
Basic	$0.16							$0.15
Diluted	$0.16							$0.15

Weighted-average number of common shares outstanding
Basic	149,835					1,000	(O)	150,835
Diluted	149,835					1,000	(O)	150,835

See accompanying Notes to the Unaudited Pro Forma Combined Financial Data

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

Basis of Presentation

On April 24, 2015, in connection with the separation and spin-off of CS&L from Windstream Holdings, Inc. (“Windstream Holdings” and together with its consolidated subsidiaries “Windstream”), Windstream contributed certain telecommunications network assets, including fiber and copper networks and other real estate (the “Distribution Systems”) and the Consumer CLEC Business, a small consumer competitive local exchange carrier business to CS&L in exchange for cash, shares of common stock of CS&L and certain indebtedness of CS&L (the “Spin-Off”).

On May 2, 2016, CS&L completed its previously announced acquisition of PEG Bandwidth, LLC.  As a result of the acquisition, PEG Bandwidth, LLC is a wholly-owned subsidiary of CS&L.  The unaudited pro forma combined financial statements give effect to the Spin-Off, acquisition of PEG, and the related transactions discussed above.

Consideration Transferred

The acquisition has been accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), which requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values, with any excess of the purchase price over the estimated fair values of the identifiable net assets acquired recorded as goodwill.  Additionally, ASC 805 establishes that the common stock issued to effect the acquisition be measured at the closing date of the transaction at the then-current market price.

The fair value of the consideration transferred is as follows:

(Thousands)
Cash transferred(1)	$315,000
Fair value of CS&L Series A Convertible Preferred Stock Issued(2)	78,566
Fair value of CS&L common stock issued(3)	23,230
Total value of consideration transferred	$416,796
(1)	The cash transferred of $315 million was funded through borrowings on CS&L’s revolving credit facility.
(2)

The liquidation value of our Series A Convertible Preferred Stock is $87.5 million.  The fair value was estimated using an income approach framework, including valuing the conversion feature using a Black-Scholes model.

(3)	The fair value of the CS&L common shares of $23.2 million was calculated by multiplying the 1 million CS&L common shares by $23.23, the closing trading price of CS&L common stock on April 29, 2016.

Preliminary Purchase Price Allocation

The following is a summary of the preliminary estimated fair values of the net assets acquired:

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(Thousands)
Network and other property	$304,460
Cash and cash equivalents	5,786
Accounts receivable	6,718
Other assets	5,088
Trade name	12,500
Customer relationships	23,000
Accounts payable, accrued expenses and other liabilities	(9,461)
Deferred revenue	(14,905)
Capital lease obligations	(41,231)
Net assets acquired	$291,955
Goodwill	$124,841

The purchase price allocation is considered preliminary and is subject to revision when the valuations of property, plant and equipment, and intangible assets are finalized upon receipt of the final valuation report from a third party valuation expert for these assets.

Pro Forma Adjustments

(A)	To reflect preliminary purchase accounting adjustments as noted in the schedule above.

(B)	To reflect removal of accrued interest expense related to PEG’s loan payable to its parent.

(C)

To reflect the borrowings under CS&L’s revolving credit facility to fund the cash portion of the purchase consideration, offset by the retirement of PEG’s loan payable to its parent and removal of deferred financing costs, computed as follows:

(Thousands)
CS&L revolving credit facility	$321,000
PEG loan payable to parent	(211,043)
PEG loan payable to parent deferred financing costs	2,723
Net increase in notes and other debt, net	$112,680

The difference in the amount borrowed on the facility and cash consideration paid in partial consideration for the acquisition of PEG is reflected as an increase to cash on the balance sheet.

(D)

To reflect the fair value of the Convertible Preferred stock, with a liquidation value of $87.5 million, and the impact of the issuance of 1 million shares of Common Stock as purchase consideration for the acquisition of PEG.

(E)	To reflect the removal of PEG’s redeemable equity.

(F)	The adjustment to additional paid-in capital includes the impact of the issuance of 1 million shares of the Company’s common stock, which had a closing price of $23.23 as of April 29, 2016.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(Thousands)
Remove PEG's additional paid-in capital	$(1,921)
Issuance of 1 million shares of CS&L common stock	23,230
Net increase in additional paid-in capital	$21,309

(G)	To reflect the removal of PEG’s distributions in excess of accumulated earnings.

(H)	To reflect the adjustment to interest expense related to borrowings on CS&L’s revolving credit facility, offset by removal of interest expense related to PEG’s loan from parent, calculated as follow:
(Thousands)	Three Months Ended March 31, 2016	Year Ended December 31, 2015
Revolving credit facility (Libor + 2.25%)	$2,151	$7,865
Remove PEG interest expense on loan from parent	(4,812)	(17,428)
Remove PEG amortization of deferred financing costs and debt discount	(400)	(1,520)
Net adjustment to interest expense	$(3,061)	$(11,083)

For the purposes of the unaudited pro forma combined financial statements, we have assumed LIBOR as the average monthly 1-month LIBOR rate during the periods presented.  For the three months ended March 31, 2016, the average 1-month LIBOR rate was 0.43%, and for the year ended December 31, 2015 was 0.20%.

(I)	To reflect impact on depreciation and amortization of step-up in net assets acquired.

(J)	To reflect removal of PEG stock-based compensation expense, as all PEG stock-based awards were cancelled at closing in accordance with the purchase agreement.

(K)	To remove acquisition and transaction costs directly attributable to the acquisition of PEG.

(L)	To remove the impact of the accretion of PEG preferred units to their redemption value, as CS&L acquired 100% of the interests in PEG.

(M)	To reflect preferred stock dividends related to the issuance of 87,500 shares of Convertible Preferred Stock, with a liquidation preference of $87.5 million.

(N)

To reflect accretion of the estimated fair value of the Convertible Preferred Stock issued in partial consideration for the acquisition of PEG to its liquidation value.  The difference is amortized, using the effective interest rate method, over the expected term of the Convertible Preferred Stock, which is estimated at 3 years. Based on the estimated fair value of the Convertible Preferred stock, the accretion was calculated assuming a 3.66% effective interest rate.

(O)	To reflect the issuance of 1 million shares of Common Stock in partial consideration for the acquisition of PEG.

Communications Sales & Leasing, Inc.

Notes to Unaudited Pro Forma Combined Financial Data - Continued

(P)

To reflect rental income associated with the Master Lease with Windstream for the period from January 1, 2015 to the Spin-Off, recognized on a straight-line basis to include the effects of base rent escalations over the initial term of the Master Lease.

(Q)

To reflect interest expense for the period January 1, 2015 to the Spin-Off on the $3.65 billion of long-term debt issued in connection with the Spin-Off.  Interest expense for the period was computed as follows:

(Thousands)
Senior secured term loan B – variable rate	$41,372
Senior secured notes – 6.00%	7,600
Senior unsecured notes – 8.25%	28,999
Amortization of debt discounts and debt costs	4,577
Net increase in interest expense	$82,548

All of CS&L’s variable rate debt has been effectively fixed through interest rate swaps, with a weighted-average fixed rate of 6.105%.  Therefore, the interest expense on the senior secured term loan B takes into account the impact of these interest rate swaps.

(R)	To reflect depreciation expense for the period January 1, 2015 to the Spin-Off, related to the Distribution System assets transferred to CS&L by Windstream.

(S)	To reflect general and administrative expense of CS&L from January 1, 2015 to the Spin-Off.

(T)

To adjust CLEC operating expense to reflect the removal of interconnection costs incurred by the Consumer CLEC business for the period January 1, 2015 to the Spin-Off, offset by costs incurred under the Wholesale Master Services Agreement between CS&L and Windstream, pursuant to which Windstream and its affiliates provide CS&L network transport services for the Consumer CLEC business.

(U)	To reflect federal and state income tax expense related to the operations of our leasing business and Consumer CLEC business for the period January 1, 2015 to the Spin-Off.